Exhibit 10.1

Lease & Asset
Purchase Agreement

THIS AGREEMENT is made on April 15, 2011 between Adam Earnest, 45 Harvard Place, Abilene, TX 79603 hereinafter the "Seller" and Treaty Energy Corporation, of 201 St Charles Ave. Suite 2500, New Orleans, Louisiana, 70170 hereinafter the "Buyer".

IN CONSIDERATION of the agreements hereinafter set forth, the parties agree as follows:

1. Purchase of  Shotwell W. F. Lease # 03520 & Shotwell “C” Lease # 28384 + All Assets

Seller shall convey to Buyer and Buyer shall purchase from Seller, on the terms and conditions set forth in this agreement all of its Rights, Titles, Operating Rights, and Equipment of 2 leases currently owned by Adam Earnest, to be known hereafter, as the Shotwell Leases.  A complete inventory and accounting has been taken; as shown on the attached inventory (Exhibit A);

(a)	Complete Asset list EXHIBIT A
(b)	LEASES & ASSIGNMENTS will be signed, transferred, and recorded at closing, May 25, 2011.

2. Purchase Price.

The purchase price for the assets is $170,000.00 made in two installments.

(a)	First Payment of $50,000.00 immediately
(b)	Second Payment of $120,000.00 on or before May 25th, 2011

3. Payment of Purchase Price.

(a)	On execution of this contract, Buyer will wire transfer to Seller, the sum of $50,000.00.
(b)	The remainder of the purchase price, $120,000.00 on or before May 25th, 2011.

4. Closing

a.
The Closing date shall be May 25, 2011, provided there are no unforeseen delays. If any of the parties intend to have a title company or escrow agent close the transaction, the parties shall mutually agree upon such company or agent. Both the buyer and seller shall submit all documentation and other information requested by title company/escrow agent needed to close the transaction. The parties shall fix a date and time with the title company/escrow agent to close the transaction .

b.	On the Closing date the inventory, equipment, and fixtures to be transferred will be located at the lease sites and will not be removed without the written consent of the Buyer.

5. Representations by Seller.

Seller covenants and represents:

a.
That Seller is the sole owner of the Assets with full right to sell or dispose of it as Seller may choose, and no other person has any claim, right, title, interest, or lien in, to, or on the Business or Assets.

b.	That Seller has no undischarged obligations affecting the Assets being sold under this contract, other than obligations that arose in the usual and regular course of business.

c.	That there are presently and will be at the time of closing, no liens or security interests against the property and assets being transferred herein.

d.
Consents. No consent from or other approval of a governmental entity or other person is necessary in connection with the execution of the Agreement or the consummation by Seller of the business of Seller by Buyer in the manner previously conducted by Seller.

e.
Inventory. The Inventory is merchantable and fit for intended use and is free of any material defects in workmanship. The finished goods Inventory is of a type, quantity, and quality usable and salable in the ordinary course of business of the Seller. *Inventory and condition will not change in any fashion, except for improvements as described by both parties upon initial inspection. All oil in tanks shall be the property of the seller until closing date.

g.	Payment of Taxes. Seller represents and warrants that Seller has paid, or will arrange for the full payment of, all taxes owed by Seller on account of the Business.

f.	Insurance. Currently not applicable

h.	Licenses, Leases, and Permits Licenses, Leases, and Permits currently are up to date. Licenses, deposits, and permits as they come due will be paid and funded by Treaty Energy or a named entity.

i.
Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving Seller or brought by Seller or affecting any of the purchased property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the 24-month period preceding the date hereof; and Seller is not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign.

j.
Compliance with Laws. To the best of its knowledge, Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the purchased property do not violate any such laws, regulations, and orders. Seller has no knowledge of any material present or future expenditures that will be required with respect to any of Seller's facilities to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety.

k.
Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

l.	Liabilities. Seller has as of the purchase date and shall have on the closing date no liabilities of any kind whatsoever, contingent or otherwise.

6. Indemnification Provisions.

It is agreed by and between the parties that the Seller shall jointly and severally indemnify and hold Buyer and its assigns harmless from any and all claims of any nature whatsoever, including without limitation.

7. Covenants of Seller.

The Seller covenants with the Buyer as follows:

a.	The Bill of Sale to be delivered at the closing date will transfer all the assets enumerated in Exhibit A free and clear of all encumbrances and will contain the usual warranties;

b.	Seller assumes all risk of loss, damage, or destruction to the assets subject to this Contract until the closing.

8. Inventory of Assets.

A complete inventory of the stock in trade, merchandise, and other tangible assets has been taken and displayed as Exhibit A.

9. Bulk Sales Compliance.

The Seller shall comply with applicable bulk sales legislation.

10. Schedules.

Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

11. Entire Agreement.

This contract constitutes the sole and only agreement between Buyer and Seller respecting the Business or the sale and purchase of it. This contract correctly sets forth the obligations of Buyer and Seller to each other as of its date. Any agreements or representations respecting the Business or its sale to Buyer not expressly set forth in this contract are null and void.

12. Conditions Precedent of Buyer.

The leases are sold as-is, where-is, with no warranty expressed or implied.

13. Costs and Expenses.

Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

14. Miscellaneous Provisions.

a.	Applicable Law. This Agreement shall be construed under and in accordance with the laws of the Texas.

b.
Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

c.
Legal Construction. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision. This Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

d.	Amendments. This Agreement may be amended by the parties only by a written agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above mentioned.

Seller:

Adam Earnest

By:	/s/ Adam Earnest	Date:	4/20/2011
Adam Earnest

THE STATE OF TEXAS, COUNTY of  _________________________________

Before me, the undersigned authority, on this day personally appeared_________________________________

_________________________________________________________________________________________

Known to me to be the person whose name subscribed to this foregoing instrument, and acknowledged to me that ________(he/she) executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the ________ day of ____________, AD _____________
___________________________________________________________________________, Notary Public
_________________________________________ County, Texas. My commission expires______________

Buyer:

Treaty Energy Corporation

By:	/s/ Andrew Reid	Date:	4/20/2011
Andrew Reid
CEO/Chairman

EXHIBIT A
INVENTORY

2 – Leases, Shotwell W. F. 03520 and Shotwell “C” 28384  and all current equipment on hand, sales price $170,000.00

2 - fully equipped wells designated as producing
1 flowing well, currently online, with tubing and wellhead
1 injection well connected and functioning

3 Tank Batteries
2-210 tanks, gun barrel water separator, 180 fiberglass tank, and Gaso 3211 water injection pump

Horizontal separator